 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2019

DNB Financial Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2019 the Board of Directors of DNB Financial Corporation (the “Registrant” or "Company") approved a Restricted Stock Award effective February 27, 2019, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, for the following members of the Registrant’s Board of Directors:

Name	Title	Restricted Shares Awarded	Cliff Vesting Term

James H. Thornton	Chairman of the Board, Director	500	3 years
Peter R. Barsz	Director	500	3 years
James R. Biery	Director	500	3 years
Thomas A. Fillippo	Director	500	3 years
Gerard F. Griesser	Director	500	3 years
Mildred C. Joyner	Director	500	3 years
Mary D. Latoff	Director	500	3 years
John F. McGill	Director	500	3 years
Charles A. Murray	Director	500	3 years
Daniel O’Donnell	Director	500	3 years

Pursuant to the terms of the Restricted Stock Award Agreements between the Registrant and each grantee, grantee shall first be entitled to the Award Shares on a date (the “Vesting Date”) that shall be the earlier of the third (3rd) anniversary of the Grant Date, the date of their death, their termination of service as a member of the Board of Directors on account of disability, the date on which a change in control as hereinafter defined of the Company occurs.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The agreement is in the Company's standard form for restricted stock awards.

Item 5.02. Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019 the Board of Directors of DNB Financial Corporation (the “Registrant” or "Company") approved a Restricted Stock Award effective February 27, 2019, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, for the following executive officers of the Registrant:

Name	Title	Restricted Shares Awarded	Cliff Vesting Term

William J. Hieb	President & Chief Executive Officer	1,500	3 years
James A. Malloy	EVP & Chief Commercial Lending Officer	900	3 years
Bruce E. Moroney	EVP & Chief Accounting Officer	500	3 Years
Gerald F. Sopp	EVP, Chief Financial Officer & Secretary	1,200	3 years

Pursuant to the terms of the Restricted Stock Award Agreements between the Registrant and each grantee, the awards are subject to cliff vesting on the earlier of a change in control of the Registrant (as defined in the award agreement) or the expiration of 3 years for certain officers as noted above, but vesting is conditioned upon continued employment with the Registrant and/or DNB First, National Association (the “Bank”) prior to the issuance of such plan shares.

The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both. The agreement is in the Company's standard form for restricted stock awards.

Item 8.01. Other Events.

On February 27, 2019, DNB Financial Corporation announced that its Board of Directors declared a $0.07 cash dividend per share on its common stock.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release, dated February 27, 2019 of DNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

February 27, 2019	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Cash Dividend Declared